EXHIBIT 10.4
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TERMS OF INSTRUMENT - PART 2



                                      LEASE

                  IN PURSUANCE OF THE "LAND TRANSFER FORM ACT" - PART 2

                  THIS LEASE dated for reference and made as of January 1, 1999,

BETWEEN:

                  BCR PROPERTIES LTD.
                  #506 - 221 West Esplanade
                  North Vancouver, British Columbia
                  V7M 3J3

                  (the "Landlord")

                                                               OF THE FIRST PART

AND:

                  LIGNUM LIMITED (Inc. No. 46398)
                  Suite 800, 1090 West Georgia Street
                  Vancouver, British Columbia
                  V6E 3V6

                  (the "Tenant")

                                                              OF THE SECOND PART

AND:

                  BC RAIL LTD.
                  #506 - 221 West Esplanade
                  North Vancouver, British Columbia
                  V7M 3JC

                  (the "Railway")

                                                               OF THE THIRD PART

WITNESSES THAT WHEREAS:

A. Pursuant to a lease dated March 24, 1986 (the "69.55 Acre Lease") between the Landlord and the Tenant, the Landlord demised and leased unto the Tenant those premises (the "69.55 Acre Premises") (as more particularly described in the 69.55 Acre Lease) comprising approximately 69.55 acres situate and being in the City of Williams Lake, British Columbia,

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being a portion of those lands more particularly known and described as District
Lot 71, Cariboo District and shown on Drawing No. K7-24585 (Rev. 1) attached to the 69.55 Acre Lease;

B. Pursuant to a lease also dated March 24, 1986 (the "2.98 Acre Lease") between the Landlord and the Tenant, the Landlord demised and leased unto the Tenant those premises (the "2.98 Acre Premises") (as more particularly described in the 2.98 Acre Lease) comprising approximately 2.98 acres situate in the City of Williams Lake, British Columbia, being a portion of those lands more particularly known and described as that portion of the railway right of way of BC Rail Ltd. through District Lot 71, Cariboo District as shown on Drawing No. K7-24584 attached to the 2.98 Acre Lease. The Landlord has the right to deal with such right of way on behalf of BC Rail Ltd.;

C. The 69.55 Acre Lease purported to demise a portion of unsubdivided land and was for a term of twenty (20) years;

D. The 2.98 Acre Lease was for a one (1) year term with yearly renewals thereafter; and

E. The Tenant has requested the Landlord to grant to it a new lease of the Premises (which are comprised of the 69.55 Acre Premises and the 2.98 Acre Premises) for a term and on the terms and conditions contained in this Lease, and the Landlord has agreed so to do;

         NOW THEREFORE, in consideration of the premises, the rents, covenants, agreements and conditions herein reserved and contained, and other good and valuable consideration, the parties covenant and agree as follows:

1.       SURRENDER OF PREVIOUS LEASES

         (a) The Tenant hereby assigns and surrenders to the Landlord effective as at 11:59 p.m. on December 31, 1998 (the "Effective Time") all of its estate, right, title and interest in and to the premises demised under the
69.55 Acre Lease, the unexpired residue of the term of the 69.55 Acre Lease and all other estate, right, title and interest whatsoever of the Tenant in and to the 69.55 Acre Premises pursuant to the 69.55 Acre Lease, and the Landlord and the Tenant agree that the unexpired residue of the term granted in the 69.55 Acre Lease shall merge and be extinguished in the reversion expected thereon effective as at the Effective Time.

         (b) The Tenant hereby assigns and surrenders to the Landlord effective as at the Effective Time all of its estate, right, title and interest in and to the premises demised under the 2.98 Acre Lease, the unexpired residue of the term of the 2.98 Acre Lease and all other estate, right, title and interest whatsoever of the Tenant in and to the 2.98 Acre Premises pursuant to the 2.98 Acre Lease, and the Landlord and the Tenant agree that the unexpired residue of the term granted in the 2.98 Acre Lease shall merge and be extinguished in the reversion expected thereon effective as at the Effective Time.

2. DEMISE - The Landlord hereby demises and leases to the Tenant all that parcel of land comprising approximately 72.53 acres situate in and being in the City of Williams Lake, Province of British Columbia, more particularly known and described as follows:

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                  PID 024-856-096
                  Lot A District Lot 71 Cariboo District Plan PGP 45932

                  (the "Premises").

3. TERM - The Tenant shall have and hold the Premises from the first day of January, A.D., 1999 for thirty (30) years (the "Term") to and including the thirty-first day of December, A.D., 2028 subject to the conditions hereinafter mentioned with respect to the termination thereof.ll pay to the Landlord for and during the Term, rent as follows:

         (a) from January 1, 1999 to and including December 31, 2000, $45,207 per annum;

         (b) from January 1, 2001 to December 31, 2005, Fifty-Seven Thousand Six Hundred and Ninety-Eight Dollars ($57,698) per annum; and

         (c) from January 1, 2006 to and including December 31, 2028, the rental shall be then fair market rental for the Premises (excluding all buildings and fixtures) as review and adjustment on notice by the Landlord effective January 1, 2006, and thereafter at the end of each successive five year period that the Lease shall remain in effect. In the event of disagreement between the Landlord and the Tenant the revised rental will be settled by arbitration in accordance with the provisions of the COMMERCIAL ARBITRATION ACT of British Columbia in force at the time of such disagreement, payable in advance by equal annual instalments, the first of such payments to be made on the Commencement Date and subsequent payments to be made in advance on the 1st day of January each year thereafter.

3.1 OVERHOLDING - If the Tenant remains in possession of the Premises after the expiration of the Term with the consent of the Landlord but without executing a new lease, there is no tacit renewal of this Lease despite any statutory provision or legal presumption to the contrary. The Tenant will occupy the Premises as a tenant from month-to-month at a monthly rent equal to the fair market monthly rent for the Premises (excluding all buildings and fixtures), as determined by the Landlord in its sole discretion (acting reasonably), and the Tenant will comply with the same terms, covenants and conditions as are contained in this Lease as far as they apply to a monthly tenancy.

3.2 RENEWAL - Provided the Tenant has duly and regularly performed its obligations under this Lease, the Tenant shall have the option to renew the Term of this Lease for four (4) additional terms of five (5) years each (the "Renewal Terms") on the same terms and conditions as are contained in this Lease, except for the amount of annual basic rent payable and except there shall be no further right of renewal after the fourth (4th) Renewal Term. The Renewal Terms shall commence on the day immediately succeeding the expiry of the Term or immediately preceding Renewal Term (as the case may be). The Tenant shall exercise such options to renew by giving notice in writing to the Landlord at least six (6) months prior to the expiration of the initial Term or immediately preceding Renewal Term (as the case may be).

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                                                              PAGE 6 of 16 pages


         If the Tenant gives such notice to the Landlord, this Lease shall automatically be extended for the Renewal Term for which the renewal was exercised and the annual rent shall be the greater of:

         (a) the annual basic rent payable during the immediately preceding twelve (12) month period of the Term or preceding Renewal Term (as the case may be); or

         (b) the then current fair market rent for the lease of the Premises (excluding all buildings and fixtures).

For the purposes of determining the then current fair market rent for the Premises, reference shall be made to the rental payable in arm's length transactions entered into in the preceding year for similar premises.

         Any dispute between the Landlord and the Tenant as to annual rent payable during any Renewal Term shall be settled in the following manner prior to the commencement of the applicable Renewal Term. The Landlord and the Tenant shall endeavour to agree on the annual fair market rent which will apply for the applicable Renewal Term not later than ninety (90) days preceding the date on which such Renewal Term would commence. If the Landlord and the Tenant are unable to agree on the annual fair market rent for such Renewal Term, then the matter shall be determined by arbitration in accordance with provisions of the COMMERCIAL ARBITRATION ACT of British Columbia in force at the time of such disagreement.

         TENANT'S COVENANTS

         AND THE TENANT COVENANTS WITH THE LANDLORD:

4. DEVELOPMENT - From time to time to apply for and obtain all necessary permits, licences, consents and approvals for the construction of all buildings, structures, facilities and works on the Premises all in accordance with plans and specifications approved in writing by the Landlord, which approval shall not be unreasonably withheld and which approval or refusal for good reason, shall, in each case be given within the thirty (30) days of receipt by the Landlord of such plans and specifications;

5. TO PAY RENT, WATER AND OTHER CHARGES - To pay rent and to pay for all water, gas and electric light and power used on the Premises and to pay all taxes, rates, levies and assessments of whatsoever kind and by whatsoever authority and whether on land, fixtures, machinery, equipment or in respect of business carried on the Premises, promptly as the same shall become due. PROVIDED that if the Tenant fails to make such payments at any time then the Landlord may do so and the provisions of Clause 21 hereof shall become applicable;

6. TO PERMIT ENTRY BY LANDLORD AND ITS AGENT - And that the Tenant will permit the Landlord, its agents or workmen to enter or remain upon the Premises at all reasonable times so far as may be necessary or useful in order to construct, examine, repair or rebuild any adjoining or contiguous premises belonging to the Landlord, or to cleanse, empty or repair any of the ditches, water courses, culverts, sewers, drains or gutters from the same, or to maintain, repair or rebuild any sidings constructed on the Premises, or for any other reasonable

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                                                              PAGE 7 of 16 pages


purposes, and the Landlord hereby covenants with the Tenant to make good all damage occasioned by the exercise of such rights by the Landlord, its agents or workmen;

7. USE - That the Tenant will not use the Premises nor allow the Premises to be used for any other purpose than that for which the Premises are hereby leased, namely the continuous manufacture of forest products or in any manner inconsistent with such occupation, and in using the same for such purpose will not, any time during the Term, use, exercise or carry on or permit or suffer to be used, exercised or carried on in or upon the Premises or any part thereof, any noxious, noisome or offensive art, trade, business, occupation or calling or keep, sell, use, handle or dispose of any merchandise, goods or things which are objectionable or by which the Premises including any building or erection thereon shall be injuriously affected and no act, matter or thing whatsoever shall any time during the Term be done in or upon the Premises or any part thereof which shall or may be or grow to be an annoyance, nuisance, grievance, damage or disturbance of the occupiers or owners of the adjoining lands and premises or any registered easement over the whole or part of the Premises. PROVIDED HOWEVER, that in the event the approved use of the Premises as herein set out is discontinued for a period of ninety (90) clear days the provisions of Clauses 17 and 22 shall apply;

8. REPAIR - And that the Tenant will during the Term, sufficiently repair and maintain and keep the Premises and the buildings erected or to be erected thereon in good and substantial repair, and in the event of the destruction thereof by fire or otherwise, will immediately rebuild the same and will have all buildings painted to the satisfaction of the Landlord, and the Premises kept neat and clean and free and clear of any explosive, inflammable or combustible material which would increase or tend to increase the risk of fire;

9.       INSURE

         (a) PUBLIC LIABILITY INSURANCE - That the Tenant will insure and keep the Landlord and the Tenant insured against all legal liability for damage to persons (including death) or property caused by the ownership, maintenance, use or occupancy of the Premises, or by reason of the conduct of any business carried on thereon (with an insurance company or companies approved in writing by the Landlord which approval shall not be unreasonably withheld and in the minimum amount of Five Million ($5,000,000.00) Dollars, or such other minimum amount as the Landlord may from time to time approve in writing) and the Tenant will pay all premiums necessary for such insurance and on request will deliver to the Landlord a copy of each policy of the insurance under which such insurance has been effected and evidence that premiums have been paid; PROVIDED ALWAYS that if the Tenant shall at any time fail to insure or keep insured as in this clause provided, the Landlord may, if it desires, itself do all things necessary to effect or maintain such insurance and any and all costs incurred by the Landlord in so doing shall be collectible from the Tenant as rent;

         (b) INSURANCE VALIDATION - That the Tenant will not do or permit anything to be done upon the Premises whereby any policy of insurance against loss or damage to the Premises or against legal liability for damage to persons or property caused by the ownership, maintenance, use or occupancy of the Premises, or by reason of the conduct of any business carried on thereon, may be invalidated and for such purpose, upon receipt of notice in writing from any

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                                                              PAGE 8 of 16 pages


insurer of the Premises requiring the execution of works or a discontinuance of any operations in order to correct such situation, the Tenant will comply therewith;

10. TO OBSERVE REQUIREMENTS OF LAW ETC. - That the Tenant will do, observe and perform all of its obligations, and all matter and things necessary or expedient to be done, observed or performed by it by virtue of any law, statute, bylaw, ordinance, regulation or lawful requirements of any governmental authority, or any public utility or railway company lawfully acting under statutory powers and in any degree affecting the exercise or fulfilment in any manner of any right or obligation arising under or as a result of these presents and affecting the Premises and the use thereof by the Tenant, and all demands and notices in pursuance of same whether made or served upon the Landlord or upon the Tenant.

11. NOTICE OF EXECUTE - In the event of the service of any statutory notice lawfully requiring the execution of works by reason of anything done, omitted or permitted by the Tenant on the Premises during Term, the following provisions shall (notwithstanding anything hereinbefore contained) have effect:

         (a) if such notice is served upon the Tenant, the Tenant shall forthwith forward the same or a copy thereof to the Landlord and shall (unless a certificate of exemption be obtained) forthwith at its own expense execute to the satisfaction of the Landlord such works as it may approve in order to comply with the requirements of the said notice; and

         (b) if such notice is served upon the Landlord, the Landlord shall notify the Tenant and thereupon the Tenant shall, at its own expense, forthwith execute to the satisfaction of the Landlord such works as are required in order to comply with such notice.

12. LIABILITY AND INDEMNITY - The Landlord shall not be liable directly or indirectly for or in respect of any loss of or damage to any building, erection, chattel or property of any kind to whomsoever belonging at any time on or used in connection with the Premises caused otherwise than by the negligence of the Landlord, its employees, servants or agents, and the Tenant will indemnify and save harmless the Landlord from all claims in respect of any such loss or damage and the Landlord shall not be liable directly or indirectly for or in respect of loss of life or injury to persons in or upon the Premises or going thereto or coming therefrom caused otherwise than by the negligence of the Landlord, its employees, servants or agents, and the Tenant will indemnify and save harmless the Landlord from all claims or damage or compensation in respect of any such loss of life or injury.

13.      TRAFFIC ROUTED BY BC RAIL LTD.

         (a)      MINIMUM VOLUME COMMITMENT

                  (i) LUMBER - Effective January 01, 2001 and for the duration of this Agreement, the Tenant shall ship or cause to be shipped via the Railway no less than 900 carloads of lumber per calendar year, in approximately equivalent amounts each week throughout that calendar year.

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                                                              PAGE 9 of 16 pages


                           Both the Tenant and the Railway recognize that unforeseen circumstances associated with market issues, regulatory changes and foreign trade restrictions may have either positive or negative impacts on the Tenant's production and shipment volumes. In the event that shipping patterns change significantly from the previous year, then the Tenant and the Railway, will, in good faith, renegotiate a revised minimum volume commitment.

                  (ii) WOODCHIPS - It is understood that at the present time, the Tenant does not control the movement of woodchips produced at their facility. Therefore, the Railway shall be responsible for arrangements with those parties that do control the marketing and transportation of the woodchips and the Tenant agrees to assist whenever possible to encourage movement via the Railway. In the event that the Tenant does commence control of the marketing and transportation of woodchips produced at their facility, then the Tenant and the Railway, will, in good faith, negotiate a minimum volume commitment within thirty
                           (30) days from the date that the Tenant commences control of the marketing and transportation of the woodchips.

         (b) CONDITIONS FOR MINIMUM VOLUME COMMITMENT - The volumes as outlined in Clause 14(a) hereof are subject to the Railway providing the Tenant with the following:

                  (i) freight rates that are competitive with other modes of transportation;

                  (ii) consistent, timely and reliable service as per the following examples:

                           (A) EXAMPLE 1 - Southbound transit from Williams Lake, British Columbia to Interline Interchange with BNSF at North Vancouver, British Columbia in three
                                    (3) days;

                                    Car released from mill on Monday, available to BNSF on Thursday.

                                    Car released from the mill on Tuesday,
                                    available to BNSF on Friday.

                           (B) EXAMPLE 2 - Northbound transit from Williams Lake, British Columbia to Interline Interchange with CN at Prince George, British Columbia in two (2) days;

                                    Car released from mill on Monday, available to CN on Wednesday.

                                    Car released from the mill on Tuesday,
                                    available to CN on Thursday.

                           (C) EXAMPLE 3 - Southbound transit from Williams Lake, British Columbia to the Railway's Reload (the "Reload") facility in North

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                                                             PAGE 10 of 16 pages


                                    Vancouver, British Columbia in three (3) days with lumber available for pick-up by the Tenant;

                                    Car released from mill on Monday, actual placement at the Reload on Thursday morning.

                                    Car released from mill on Tuesday, actual placement at the Reload on Friday morning.

Any further details shall be outlined in a separate transportation service standard agreement between the Tenant and the Railway. The Tenant and Railway agree to meet on a quarterly basis to review the performance of both the Railway and the Tenant as outlined in such transportation service standard agreement.

         (c) FORCE MAJEURE - The phrase "Force Majeure" means any circumstance which prevents or delays either party hereto from performing any obligation hereunder promptly and substantially in accordance with the terms of this Agreement, and without limiting the foregoing, includes: any acts of God; any act of a public enemy; any act arising out of social or political protest (such as blockades and demonstrations, legal or illegal, interrupting performance of this Agreement in whole or in part); war; insurrection; authority of law; fire; explosion; strike; lockout or other labour disruption or dispute (however caused, including through the direct involvement of the Railway or an entity in the British Columbia Railway Group of Companies); derailment and any other cause beyond the reasonable control of the party hereto whose performance is affected.

                  Whenever a party hereto is prevented or substantially delayed, by Force Majeure, from performing any obligation hereunder in accordance with its terms, that party (the "Affected Party") shall forthwith give notice to the other party hereto together with the details of the circumstances creating the Force Majeure and the steps it proposes to take to overcome them; and the party so giving the notice shall not be liable for failing to perform any such obligation to the extent that:

                  (i)      the failure is attributable to Force Majeure; and

                  (ii) the Affected Party takes all steps that would be taken by a prudent businessperson to overcome the Force Majeure;

provided that nothing herein contained shall require either party to settle any labour dispute in a manner or upon terms otherwise unacceptable to it.

         (d) DEFAULT PROVISION - In the event that the Railway fulfills its obligation as outlined in paragraphs 14(b)(i) and (ii) hereof, and the Tenant fails to ship the minimum volume of lumber as required under Clause 14(a) hereof for a period of three (3) consecutive years, then the Tenant shall be considered to be in default of this agreement and the Landlord shall be entitled to cancel this agreement upon delivery of 60 days notice to the Tenant.

14. ASSIGNMENT - And the Tenant will not assign without leave of the Landlord and will not sublet without leave of the Landlord such leave not to be unreasonably withheld.


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5.      REGISTERED CHARGES - That the Tenant shall well and truly pay all sums owed by it under any conditional sale agreement or other charge registered or filed against the Premises, and immediately upon all of the payments having been made thereunder, the Tenant shall obtain forthwith a memorandum of satisfaction or other appropriate document of discharge and shall register the same at its own expense in the proper Land Titles Office or other office as the Landlord may require.

16. END OF TERM - Upon the termination of this Lease, either by lapse of time or by notice or otherwise, as herein provided, the Tenant shall within thirty (30) days from the date of termination remove from the Premises all buildings, machinery, erections and materials and things thereon not belonging to the Landlord and restore the Premises to the satisfaction of the Landlord leaving the Premises in a clean and neat condition. If the Tenant shall not so remove such buildings, machinery, erections, materials and things, the same shall, without prejudice to the Landlord's right to enforce such removal as hereinbefore provided, become the sole property of the Landlord without any right to the Tenant to have compensation therefor.

17.      LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant for quiet enjoyment.

18. WAIVERS - No waiver of nor neglect to enforce any right to forfeiture of this Lease, or right of re-entry upon breach of any covenant, agreement or condition herein contained, shall be deemed a waiver of such rights or any of them upon any subsequent breach or the same or any other covenant, agreement or condition herein contained.

19. LANDLORD NOT RESPONSIBLE FOR DAMAGE BY WATER, MACHINERY, AND OTHER APPLIANCES - The Landlord shall not be responsible for any loss, damage or expense caused by any overflow or leakage of water from any part of buildings on the Premises, or any adjoining buildings, occasioned by the use, misuse or abuse of water or by breaking or bursting of any pipes or plumbing fixtures or in any manner, or by seepage from adjoining lands or premises, or by any accident or misadventure to, or arising from, the use and operation of machinery, elevator, heating apparatus, electric wiring and appliances, gas, or other pipes and appliances, or any fixtures unless caused by the negligence of the Landlord, its servants or agents.

20. TENANT TO REPAY LANDLORD FOR CERTAIN EXPENSES, ETC. - If at any time before or after the expiration or earlier termination of the Term, the Landlord shall suffer or incur any damage, loss or expense or shall make any payment for which the Tenant is liable hereunder by reason of any failure of the Tenant to observe and/or comply with any of the covenants of the Tenant herein contained, then in every such case the amount of damage, loss, expense or payment shall be payable by the Tenant to the Landlord on demand and the Landlord shall have the right, at its option to add the cost or amount of such damage, loss, expense or payment to the rent hereby reserved and any such amount thereupon immediately be due and payable as rent recoverable in the manner provided by law for the recovery of rent in arrears, subject always to any credit against rent to which the Tenant may be entitled.

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                                                             PAGE 12 of 16 pages


21. PROVISO FOR RE-ENTRY - Provided always and it is hereby expressly agreed that if the rent hereby reserved or any part thereof be not paid as herein specified (although no formal demand shall have been made thereof) or in the event of the breach or non-performance of any of the covenants or provisions of this Lease on the part of the Tenant to be observed and performed, then in any such case it shall be lawful for the Landlord at any time thereafter to give to the Tenant notice in writing specifying the default and requiring the Tenant to remedy the same within fifteen (15) days and if the Tenant shall fail to remedy the same within such period to terminate and put an end to this Lease and into and upon the Premises or any part thereof in the name of the whole, to re-enter and the same to have again, repossess and enjoy as of former estate, without such re-entry working a forfeiture of the rents already accrued or of any obligation of the Tenant under the provisions hereof which shall be in default at the time of such re-entry, the Tenant remaining liable under the covenants herein contained for the performance thereof.

22. ATTACHMENT BY CREDITORS - Provided also, that if the Term hereby granted or any building on the Premises shall be at any time seized or taken in execution or in attachment by any creditor or the Tenant, or if the Tenant shall make any assignment for the benefit of creditors, or becoming bankrupt or insolvent shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors, the then current rent shall immediately become due and payable, and the Term shall immediately become forfeited and void.

23. LANDLORD'S RIGHTS OF TERMINATION - It is understood and agreed that the acceptance of the payment of rent in advance or otherwise shall not in any way stop the Landlord from terminating this Lease under provisions hereof.

24. INTERPRETATION - All grants, covenants, conditions, provisos, agreements, rights, powers, privileges and liabilities contained herein shall be read and construed as granted to, made and reserved by, imposed upon and undertaken by the parties hereto and their respective successors and assigns, and that wherever the singular or masculine or neuter pronoun is used, the same shall be construed as meaning the plural or masculine or feminine or the body politic or corporate where the circumstances so require and that the Landlord may perform any Act hereunder in person or by and through an agent.

25. SERVICE OF NOTICE - Any notice to be served hereunder shall be deemed to be sufficiently served on the Tenant or the Landlord if addressed and sent by prepaid registered mail to the Tenant at its address at:

         Suite 1200, 1090 West Georgia Street
         Vancouver, British Columbia
         V6E 3V9

or to the Landlord at its address at:

         Suite 506
         221 West Esplanade
         North Vancouver, British Columbia
         V7M 3J3

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                                                             PAGE 13 of 16 pages


or at such other address as either party shall designate from time to time in writing to the other party. Any notice so served by post shall be deemed to have been served or given at the expiration of two (2) days after it is posted in any post office in the Province of British Columbia.

26.      TIME - Time, where mentioned, shall be of the essence of this Lease.

27.      LOAN

27.1 The Tenant shall pay the Landlord the sum of $80,000, being the Tenant's portion of the cost of the upgrades to Highway 20 and South Lakeside Drive (the "Upgrades"). The Tenant has elected that the $80,000 shall form a loan (with interest at 5% per annum) from the Landlord to the Tenant and has elected to repay it in equal annual instalments of principal and interest, as hereunder provided.

27.2 The Landlord is deemed to have advanced the said $80,000 (the "Loan") to the Tenant. As at January 1, 1999 the Tenant has repaid a portion of the Loan, leaving a balance due and payable of $70,756.61.

27.3 The Loan shall constitute a debt from the Tenant to the Landlord, and interest shall accrue on the Loan at the rate of five percent (5%) per annum, calculated and compounded annually, from the Payment Date until the Loan is fully repaid. The Tenant shall make repayment of the Loan by equal consecutive annual instalments of principal and interest in the amount of $5,707.82, the first instalment being payable the first day of January 1, 1999, and the subsequent payments on the first day of January in each year thereafter, with any remaining balance of principal and interest being due and payable on the last day of the Term of this Lease.

         Notwithstanding the foregoing, if this Lease shall terminate prior to the full repayment of the Loan for whatsoever reason, then the Tenant shall immediately pay the then outstanding amount of the Loan together with any and all interest accrued thereon to the date of such repayment.

27.4 The Tenant may without penalty or notice repay early any portion of the Loan.

27.5 In addition to any other rights of recovery which the Landlord may have pursuant to this Lease or at law for the recovery of the Loan, the Landlord shall have the same remedies for and rights of recovery with respect to the Loan as it has for non-payment of rent under this Lease. The covenants of the Tenant in this Section shall survive the termination of this Lease.

28. ENVIRONMENTAL - The Tenant shall not contaminate the Premises or otherwise contravene any statutes, laws, regulations, orders, bylaws, standards, guidelines, permits and other lawful requirements of any governmental authority having jurisdiction over the Premises relating to the environment or environmental matters. The Tenant shall be responsible for any contamination of the Premises related to or as a result of the use and occupation of the Premises by the Tenant or any act or omission of the Tenant or any person for whom it is in law responsible, and shall indemnify the Landlord in respect thereto.

                                                             PAGE 14 of 16 pages


29.      RIGHT OF FIRST REFUSAL - The Landlord hereby grants to the Tenant one
(1) right of first refusal (the "Right of First Refusal"), irrevocable within the time limited herein, to purchase the Premises on the terms and conditions set forth in this Section 30. The Landlord hereby covenants and agrees that it shall not, prior to the expiration or earlier determination of the Term (including any renewal term), sell, agree to sell, transfer or in any manner dispose of or agree to dispose of the Premises or any part thereof except pursuant to a bona fide arm's length offer (the "Third Party Offer") which is unconditional and for cash consideration only and in accordance with the following procedure:

         (a) if the Landlord receives a Third Party Offer which it is prepared to accept the Landlord shall send a notice of its intention to accept such Third Party Offer together with a duplicate copy of such Third Party Offer to the Tenant;

         (b) the notice and other documents sent to the Tenant pursuant to paragraph (a) shall constitute an offer (the "Offer") to the Tenant to sell to the Tenant the Premises on exactly the same terms and conditions as set forth in the Third Party Offer;

         (c) the Offer shall be open for acceptance by the Tenant for a period of seven (7) days from the date the Offer is made to the Tenant;

         (d)      if the Tenant accepts the Offer in accordance with paragraph
                  (b) within the time limit specified in paragraph (c) then there shall be a binding agreement of purchase and sale for the Premises between the Tenant and the Landlord on the terms and conditions of the Offer pursuant to paragraph (b), together with an additional covenant from the Tenant in favour of the Landlord, BC Rail Ltd., and any other affiliated companies (collectively the "Rail Parties"), whereby the Tenant covenants to assume all liability for the environmental condition of the Premises, and covenants to indemnify and hold harmless the Rail Parties and their directors, officers and employees from any and all liability, damage, costs or expenses arising out of or in connection with any environmental condition or contamination in, on or migrating from or through the Premises;

         (e) if the Tenant does not accept the Offer within the time limit specified in paragraph (c) then the Landlord may accept the Third Party Offer and may complete the sale and purchase contemplated therein and the Tenant shall provide the Landlord with the necessary release of the Right of First Refusal;

         (f) if the sale and purchase pursuant to the agreement constituted by the acceptance of the Third Party Offer shall not complete on the intended closing date then the Landlord may accept the Third Party Offer and may complete the sale and purchase contemplated therein and the Tenant shall provide the Landlord with the necessary release of the Right of First Refusal; but otherwise the Right of First Refusal shall continue to be binding between the Landlord and the Tenant unless the intended sale and purchase pursuant to the agreement constituted acceptance by the Tenant of the Third Party Offer did not complete

                                                             PAGE 15 of 16 pages


                  due to the Tenant's default, in which case the Right of First Refusal shall not continue to be binding between the Landlord and the Tenant; and

         (g) this Right of First Refusal does not apply in a situation where BCR Properties Ltd. is sold in whole or in part or in situations where intercompany transfers or corporate amalgamation or re-organizations within the British Columbia Railway Group of Companies or between the British Columbia Railway Group of Companies and organizations within the Provincial Government of British Columbia.

30. HEADINGS - The headings of all the sections of this Lease are inserted for convenience of reference only and shall not affect the construction or interpretation of this Lease.

         IN WITNESS WHEREOF the parties have executed this Lease as of the day and year first above written.

LANDLORD

BCR PROPERTIES LTD.


____________________________________
Authorized Signatory  Doug Wilkes


____________________________________
Authorized Signatory



TENANT

LIGNUM LTD.


____________________________________
Authorized Signatory  Conrad Pinette


____________________________________
Authorized Signatory



RAILWAY

BC RAIL LTD.


____________________________________
Authorized Signatory  Doug Wilkes


____________________________________
Authorized Signatory

                                                             PAGE 16 of 16 pages


                                 END OF DOCUMENT

                                  SCHEDULE "A"

                               ALTERED MEMORANDUM

           (as altered by special resolution passed February 1, 1993)



1.       The name of the Company is "LIGNUM LIMITED".

2. The authorized capital of the Company consists of 100,000 Common shares with a par value of $1.00 each.